Exhibit 10.2

SECOND AMENDMENT TO PROMISSORY NOTE

          This Second Amendment, made this 30th day of June, 2003, to the Promissory Note dated June 1, 2000, and Rider to Promissory Note dated July 30, 2001, in the original sum of Ten Million and 00/100 ($10,000,000.00) Dollars, as amended by an Amendment To Promissory Note dated September 1, 2001 (hereinafter referred to as the “Note”), made by Tellium, Inc., a Delaware corporation (hereinafter referred to as the “Borrower”) in favor of Commerce Bank/Shore, N.A. (hereinafter referred to as the “Bank”).

W I T N E S S E T H

          WHEREAS, the Borrower has requested that the Bank modify and extend the terms of the Note; and

          WHEREAS,Bank has agreed to said request, subject to the terms and conditions set forth in this Second Amendment.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and Borrower’s promise to pay Bank all sums due pursuant to the terms of the Note, as modified herein, it is agreed that the terms of the Note shall be amended and modified as follows:

1.	Payment: This section of the Note shall be amended to provide that Borrower will pay this loan in full on or before August 30, 2003.

2.

Variable Interest Rate:  This section of the Note shall be amended to reflect that the outstanding principal balance of the Loan shall bear interest at the fixed rate of 2.50%.  All payments shall be recalculated based on the interest rate provided herein and shall be made as provided for in the Note, as amended.

3.

Except as amended herein, the terms and provisions of the Note remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

BORROWER:	TELLIUM, INC.,
Attest/Witness:	A Delaware Corporation

By: /s/	By:	/s/ WILLIAM J. PROETTA

William J. Proetta, President

BANK:	COMMERCE BANK, N.A.
Attest/Witness:
By: /s/	By:	/s/ K. A. MALINA for

Cynthia A. Colucci, Vice President